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                                                                Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 dated April 10, 1997 of our report dated December 4, 1996 relating to the financial statements of Level Best Golf, Inc. as of September 30, 1996, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.




                                /s/ Winter, Scheifley and Associates, P.C.


                                    Winter, Scheifley and Associates, P.C.
                                    Certified Public Accountants



April 10, 1997
Englewood, Colorado